Exhibit 99.1
UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA CASE NO. 02-20758-CIV-GOLD CASE NO. 02-20170-CIV-GOLD
WILLIAM M. KLEIN BY STEPHEN S. KLEIN et al.	) )
Plaintiffs,	) )
v.	) )
JAMES L. BROADHEAD et al.,	) )
Defendants,	) )
and	) )
FPL GROUP, INC.	) )
Nominal Defendant.	) )
)
ROY OORBEEK et al.,	) )
Plaintiffs,	) )
v.	) )
FPL GROUP INC. et al.,	) )
Defendants,	) )
and	) )
FPL GROUP, INC.	) )
Nominal Defendant.	) )

STATEMENT OF POSITION OF NOMINAL DEFENDANT FPL GROUP, INC.

On June 21, 2002, the Court entered an omnibus Order in these consolidated cases directing that "[t]he Special Committee and/or appropriate designee of the Corporation shall" make a written submission not later than September 20 (later changed to September 27) "regarding any contemplated action in these matters" by the nominal defendant FPL Group, Inc. ("FPL"). On behalf of FPL, the Committee respectfully provides this statement in compliance with the Order.

On August 30, 2002, the Committee filed under seal with the Court its Report with respect to the claims of the plaintiff shareholders Klein, Oorbeek and Berman. The Report is being filed in the public docket with this submission. The Report concluded that pursuit of the claims identified by the plaintiff shareholders is not in the best interest of FPL or its shareholders generally, and recommended that FPL seek dismissal of the shareholder lawsuits on the basis of the Committee's findings.

On September 12, 2002, the Board of FPL (without the participation of interested directors) met to consider the Report and vote on the Committee's recommendations.[1] The Board agreed with the conclusion that pursuit of the claims identified by the plaintiffs was not in the best interests of FPL or its shareholders generally. The Board delegated to the Committee the authority (in consultation with counsel for the Committee and the Board) to file on behalf of FPL a motion to dismiss the shareholder claims.

Pursuant to the Court's direction at the telephonic status conference today, FPL will confer with other parties and file on October 4, 2002 either a joint or separate proposed scheduling order, including a proposed date for the filing of the motion to dismiss authorized by the independent directors of FPL. FPL is filing later today with the Securities and Exchange Commission a Report on Form 8-K providing additional information concerning the position of the Company. A copy of the press release included in the Form 8-K is appended hereto and made a part hereof. As stated in the release, during the course of the Special Committee's investigation of the allegations in the lawsuits, a separate question arose concerning the interpretation of the provisions of the LTIP pursuant to which the payments to eight senior officers were calculated. The board, the affected officers (two of whom have retired from the company), and their respective legal counsel are discussing resolution of the issue. Any change from the original interpretation could result in a repayment to the company of up to approximately $9 million.

Respectfully submitted,
WILMER, CUTLER & PICKERING Bruce E. Coolidge Andrew N. Vollmer 2445 M Street, N.W. Washington, D.C. 20037 Tel: (202) 663-6000 Fax: (202) 663-6376		STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A. Museum Tower, Suite 2200 150 W. Flagler Street Miami, FL 33130-1536 Tel: (305) 789-3200 Fax: (305) 789-3395
		By:	JENNIFER S. BUTTRICK
Eugene E. Stearns Florida Bar No. 149335 Jennifer Stearns Buttrick Florida Bar No. 036439 Cecilia Duran Simmons Florida Bar No. 0469726

CERTIFICATE OF SERVICE
I HEREBY CERTIFY that a true and correct copy of the foregoing was served by U.S. mail and facsimile (without attachment) upon those listed below, this 27th day of September, 2002.
Harvey W. Gurland, Jr. Duane Morris LLP 200 South Biscayne Boulevard Suite 3400 Miami, FL 33131	Curtis V. Trinko Neal DeYoung Law Office of Curtis V. Trinko, LLP 16 West 46th Street, 7th Floor New York, NY 10036
John J. Soroko Henry A. Lanman Duane Morris LLP One Liberty Place Philadelphia, PA 19103	C. Thomas Tew Joseph A. DeMaria Melanie Emmons Damian Tew Cardenas Rebak Kellogg Lehman DeMaria Tague Raymond & Levine, LLP Miami Center, Suite 2600 201 South Biscayne Boulevard Miami, FL 33131-4336
David Berger Todd Collins Elizabeth W. Fox Berger & Montague, P.C. 1622 Locust Street Philadelphia, PA 19103	Michael Nachwalter Paul Huck, Jr. Kenny Nachwalter Seymour Arnold Critchlow & Spector, P.A. 1100 Miami Center 201 South Biscayne Boulevard Miami, FL 33131-4327
Kenneth J. Vianale Christopher S. Jones Milberg Weiss Bershad Hynes & Lerach LLP 5355 Town Center Road Suite 900 Boca Raton, FL 33486

JENNIFER STEARNS BUTTRICK